Exhibit 99.1 News Release FOR IMMEDIATE RELEASE DUKE REALTY REPORTS SECOND QUARTER 2020 RESULTS 96 Percent of Expiring Leases Renewed or Immediately Backfilled 26.6 Percent Growth in Net Effective Rents Strong Rent Collections and Increased Total Portfolio Occupancy 2020 Guidance Updated (INDIANAPOLIS, July 29, 2020) – Duke Realty Corporation (NYSE: DRE), the largest domestic-only logistics REIT, today reported results for the second quarter of 2020. Jim Connor, Chairman and Chief Executive Officer, said, “Even with the global pandemic continuing to negatively impact many sectors of the economy, our modern and well-located portfolio and high credit quality tenant base have proven to be extremely resilient and performed better than we had initially expected last quarter. Operational results for the second quarter were outstanding and are best highlighted by strong rent collections and rental rate growth along with a 100 basis point increase in total portfolio occupancy from the first quarter. We had an excellent quarter from a leasing standpoint, with total leasing volume of 7.6 million square feet. We executed 1.9 million square feet of renewal leases and either renewed or immediately re-leased 96 percent of our second quarter lease expirations. Rental rate growth on second generation leases signed during the quarter was 26.6 percent on a net effective basis and 10.7 percent on a cash basis. We continue to maintain a low risk profile with near term lease rollover of only 3.0 percent of our total leases expiring for the remainder of 2020 and only 9.0 percent of our total leases set to expire in 2021. Monthly rent collections are strong and the pace of such collections has improved each month from the start of the pandemic. As of now, 99.9 percent of second quarter rents, and 99.9 percent of July rents, have either been collected or have been deferred pursuant to executed agreements. The terms of many of the short term deferral agreements that

Duke Realty Reports Second Quarter 2020 Results July 29, 2020 Page 2 of 8 we've executed required tenants to begin repaying deferred rents in July and we collected 100 percent of those amounts. After increasing straight line collectability reserves in the first quarter for certain segments of our tenant base that were more adversely affected by the pandemic, virtually all of our tenants are operating in their spaces and paying their rent on time. Bad debt expense for the second quarter was only $435,000 and generally pertained to tenants leasing smaller spaces." Mark Denien, Executive Vice President and Chief Financial Officer, stated, “In late June 2020, we took advantage of extremely favorable pricing and issued $350 million of 10-year unsecured notes at a coupon rate of 1.75 percent and an all-in yield of 1.85 percent. The rate was the lowest ever by a REIT for a ten-year unsecured note issuance and was among the lowest all time ten-year rates among all corporate issuers. We used a portion of the proceeds of these notes to extinguish, through an any-and-all tender offer, $216 million of our $300 million 3.875 percent unsecured notes, which had a scheduled maturity in October 2022. These transactions reduced our overall average borrowing rate and near term debt maturities. When considering our strong balance sheet, leverage metrics and cash flows from operations, we continue to be in great shape and confident in our ability to finance operations through 2020 and beyond. With only $281 million of estimated remaining costs to complete our development pipeline we are well positioned for future growth through development and select acquisitions." Quarterly Highlights • A complete reconciliation, in dollars and per share amounts, of net income to funds from operations ("FFO"), as defined by NAREIT, as well as to Core FFO, is included in the financial tables included in this release. • Net income was $0.11 per diluted share for the second quarter of 2020, compared to $0.20 per diluted share for the second quarter of 2019. Net income per diluted share for the second quarter of 2020 was lower than the second quarter of 2019 due to a $15 million loss on early extinguishment related to the tender offer executed during the quarter and no buildings being sold during the quarter compared to $31 million in gains on building sales in the second quarter of 2019. • FFO, as defined by NAREIT, was $0.33 per diluted share for the second quarter of 2020, compared to $0.35 per diluted share for the second quarter of 2019. FFO per diluted share, as defined by NAREIT, decreased from the second quarter of 2019 due to the above-mentioned loss on debt extinguishment.

Duke Realty Reports Second Quarter 2020 Results July 29, 2020 Page 3 of 8 • Core FFO was $0.38 per diluted share for the second quarter of 2020, compared to $0.36 per diluted share for the second quarter of 2019. Core FFO for the second quarter of 2020 increased due to rent growth on new and renewal leases, higher in- service occupancy and leasing of new developments. • Key indicators of the company's operating performance were as follows: – The company's stabilized in-service portfolio was 97.3 percent leased at June 30, 2020, compared to 97.2 percent leased at March 31, 2020 and 98.2 percent leased at June 30, 2019. – The company's total in-service portfolio was 96.7 percent leased at June 30, 2020 compared to 96.5 percent leased at March 31, 2020 and 95.4 percent leased at June 30, 2019. – The company's total portfolio, including properties under development, was 95.3 percent leased at June 30, 2020 compared to 94.3 percent leased at March 31, 2020 and 93.4 percent leased at June 30, 2019. The significant increase in total portfolio occupancy was due to leasing speculative space in both our in-service and under development portfolios. – Tenant retention was 75.1 percent for the three months ended June 30, 2020 and 95.9 percent after considering immediate backfills. – Same-property net operating income growth was 5.0 percent and 5.8 percent, respectively, for the three and six month periods ended June 30, 2020 compared to the same periods in 2019. Same-property net operating growth was positively impacted by increased occupancy and rental rate growth as well as the expiration of free rent periods. – Total leasing activity was 7.6 million square feet for the quarter, which included 1.4 million square feet of short term leases. – Overall cash and annualized net effective rent growth on new and renewal leases was 10.7 percent and 26.6 percent, respectively, for the quarter. – The company collected or has executed deferral agreements for 99.9 percent of second quarter rents and 99.9 percent of July rents. Further detail on collections and deferral agreements is shown on pages 16 and 17 of the company's supplemental information located in the Investor Relations section of the company's website. • Capital transactions included: – Issuance of $350 million of unsecured notes bearing interest at an effective rate of 1.85 percent and maturing in July 2030;

Duke Realty Reports Second Quarter 2020 Results July 29, 2020 Page 4 of 8 – Extinguished $216 million of unsecured notes that bore interest at a 3.93 percent effective rate and were scheduled to mature in October 2022 through an any and all tender offer; – Issuance of 2 million shares, generating $71 million of net proceeds, under the company's ATM program at an average price of $36.35 per share. Real Estate Investment Activity Mr. Connor further stated, “We finished the quarter with a 6.7 million square foot development pipeline totaling $846 million in expected costs, which was 65 percent leased. Projects scheduled to be completed in the second half of 2020 are nearly 96 percent leased and will drive immediate earnings growth when placed in service. Beyond these 2020 deliveries, we have four speculative development projects scheduled to be completed in 2021, which are all located in coastal tier one markets where demand is strong. As we communicated last quarter, we did not start any new developments during the quarter, maintaining our temporary halt on speculative developments. However, we are working with a strong list of prospective tenants and expect further build-to-suit developments to be started in the second half of the year. Also, to the extent economic conditions justify, we could potentially resume modest speculative development activity later in the year in a few markets." Development Eight new consolidated projects, and one expansion to an existing project, totaling 3.2 million square feet were placed in service during the quarter. These projects were 82 percent leased in total and included a 100 percent leased, one million square foot project in Southern California, a 100 percent leased, 616,000 square foot build-to-suit project in Eastern Pennsylvania and a 100 percent leased, 499,000 square foot project in Atlanta. Distributions Declared The company's board of directors declared a quarterly cash distribution on its common stock of $0.235 per share, or $0.94 per share on an annualized basis. The second quarter dividend will be payable on August 31, 2020 to shareholders of record on August 14, 2020. 2020 Earnings Guidance A reconciliation of the company's guidance for diluted net income per common share to FFO, as defined by NAREIT, and to Core FFO is included in the financial tables to this release. The company issued revised guidance for net income of $0.63 to $0.87 per diluted share, compared to the previous range of $0.54 to $0.83 per diluted share. The

Duke Realty Reports Second Quarter 2020 Results July 29, 2020 Page 5 of 8 company issued revised guidance for FFO, as defined by NAREIT, of $1.35 to $1.43 per diluted share, compared to the previous range of $1.32 to $1.44 per diluted share. The Company also issued revised guidance for Core FFO of $1.48 to $1.54 per diluted share, compared to the previous range of $1.41 to $1.51 per diluted share. Commenting on the company's revised 2020 guidance, Mr. Connor stated, "Although economic conditions continue to be unpredictable as the result of the pandemic and the pace of the recovery is uneven across different sectors of the economy, our operational performance, especially our very strong rent collections to date, has resulted in a more optimistic outlook for 2020 earnings than when we last updated our guidance in April. This mid-point of the revised guidance for Core FFO includes an estimate of nearly $9 million, or $0.02 per diluted share, in bad debt charges or lost rent from tenant defaults, which includes actual year-to-date bad debt expense of $5.9 million. This represents a decrease of approximately $8 million from the over $16 million, or $0.04 per diluted share, of bad debt expense we estimated when we updated our guidance in April. The mid-point of our revised guidance also includes an increase of $0.01 per diluted share from improved leasing assumptions compared to our April guidance. Driven largely by the same factors as Core FFO, the guidance for the growth in adjusted funds from operations ("AFFO"), on a share adjusted basis, has been revised to between 3.1 percent and 7.7 percent, compared to the previous range of 0.0 percent to 6.2 percent. Our range of guidance for the average percentage leased of our stabilized in-service portfolio has been revised to between 96.5 percent and 97.9 percent, compared to the previous range of 95.0 percent to 97.0 percent. Our range of guidance for the average percentage leased of our total in-service portfolio has been revised to between 96 percent and 97.4 percent, compared to the previous range of 94.4 percent to 96.4 percent. The increased guidance is the result of better tenant demand and the expectation of fewer tenant defaults compared to our previous guidance. These factors, along with an expectation for healthy rental rate growth on leases executed in the second half of the year, resulted in revised guidance for growth in same-property net operating income to between 3.5 percent and 4.5 percent, compared to the previous range of 1.75 percent to 3.25 percent. We will continue to focus on build-to-suit development opportunities and we have a good build-to-suit prospect list for the remainder of 2020. If justified by economic conditions, we may also resume speculative development in certain markets in the second half of the year. Our revised guidance for 2020 development starts is between $350 million and $550 million, compared to the previous range of between $275 million and $425 million." Other guidance changes are as follows:

Duke Realty Reports Second Quarter 2020 Results July 29, 2020 Page 6 of 8 • Dispositions of properties in a range of $200 million to $400 million, compared to the previous range of between $125 million and $250 million. • Acquisitions of properties ranging between $50 million and $250 million, compared to the previous range of up to $100 million. More specific assumptions and components of the company's 2020 guidance will be available by 6:00 p.m. Eastern Time today through the Investor Relations section of the company's website. A number of factors could limit our ability to deliver results in line with our assumptions, such as the impact of COVID-19 on the economy, the supply and demand of industrial real estate, the ability of our tenants to continue paying rent, our ability to continue our development activity, the availability and terms of financing to us or potential buyers of our real estate, and the timing and yield for dispositions and acquisitions. There can be no assurance that the company can achieve such results. Except as required, the company undertakes no duty to update forward-looking statements. FFO and AFFO Reporting Definitions FFO: FFO is a non-GAAP performance measure computed in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). It is calculated as net income attributable to common shareholders computed in accordance with generally accepted accounting principles (“GAAP"), excluding depreciation and amortization related to real estate, gains and losses on sales of real estate assets (including real estate assets incidental to our business) and related taxes, gains and losses from change in control, impairment charges related to real estate assets (including real estate assets incidental to our business) and similar adjustments for unconsolidated joint ventures and partially owned consolidated entities. We believe FFO to be most directly comparable to net income attributable to common shareholders as defined by GAAP. FFO does not represent a measure of liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. Core FFO: Core FFO is computed as FFO adjusted for certain items that are generally non-cash in nature and that can create significant earnings volatility and do not directly relate to our core business operations. The adjustments include gains or losses on debt transactions, gains or losses from involuntary conversion from weather events or natural disasters, promote income, severance and other charges related to major overhead restructuring activities and the expense impact of costs attributable to successful leasing activities. Although our calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance.

Duke Realty Reports Second Quarter 2020 Results July 29, 2020 Page 7 of 8 AFFO: AFFO is defined by the company as the Core FFO (as defined above), less recurring building improvements and total second generation capital expenditures (the leasing of vacant space that had previously been under lease by the company is referred to as second generation lease activity) related to leases commencing during the reporting period, and adjusted for certain non-cash items including straight line rental income and expense, non-cash components of interest expense including interest rate hedge amortization, stock compensation expense and after similar adjustments for unconsolidated partnerships and joint ventures. Same-Property Performance The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company utilizes same-property net operating income growth as a supplemental measure to evaluate property-level performance, and jointly-controlled properties are included at the company's ownership percentage. A reconciliation of income from continuing operations before income taxes to same- property net operating income is included in the financial tables to this release. A description of the properties that are excluded from the company’s same-property net operating income measure is included on page 18 of its June 30, 2020 supplemental information. About Duke Realty Corporation Duke Realty Corporation owns and operates approximately 156 million rentable square feet of industrial assets in 20 major logistics markets. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is a member of the S&P 500 Index. More information about Duke Realty Corporation is available at www.dukerealty.com. Second Quarter Earnings Call and Supplemental Information Duke Realty Corporation is hosting a conference call tomorrow, July 30, 2020, at 3:00 p.m. ET to discuss its second quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company's website. A copy of the company's supplemental information will be available by 6:00 p.m. ET today through the Investor Relations section of the company's website.

Duke Realty Reports Second Quarter 2020 Results July 29, 2020 Page 8 of 8 Cautionary Notice Regarding Forward-Looking Statements This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief, or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should," or similar expressions although not all forward looking statements may contain such words. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company’s ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments; (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company’s common stock; (xii) the reduction in the company’s income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks and trade wars; (xv) the effects of natural disasters, including the current pandemic caused by the COVID-19 outbreak, as well as floods, droughts, wind, tornadoes and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (xv). The company refers you to the section entitled “Risk Factors” contained in the company's Annual Report on Form 10-K for the year ended December 31, 2019. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company's filings with the Securities and Exchange Commission. Copies of each filing may be obtained from the company or the Securities and Exchange Commission. The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law. Contact Information: Investors: Ron Hubbard 317.808.6060 Media: Helen McCarthy 317.708.8010

Duke Realty Corporation and Subsidiaries
Consolidated Statement of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2020	2019	**2020**	2019
Revenues:				
Rental and related revenue	**$ 226,374**	$ 213,107	**$ 445,129**	$ 423,072
General contractor and service fee revenue	**12,137**	23,919	**19,751**	78,883
	238,511	237,026	**464,880**	501,955
Expenses:				
Rental expenses	**17,557**	17,597	**36,400**	38,265
Real estate taxes	**36,763**	32,375	**73,490**	64,817
General contractor and other services expenses	**10,406**	23,189	**16,974**	75,775
Depreciation and amortization	**86,704**	83,004	**172,063**	158,996
	151,430	156,165	**298,927**	337,853
Other operating activities:				
Equity in earnings of unconsolidated joint ventures	**2,396**	4,143	**4,935**	8,858
Gain on sale of properties	**—**	30,592	**8,937**	30,429
Gain on land sales	**6,070**	1,950	**6,205**	2,700
Other operating expenses	**(1,546)**	(1,518)	**(2,658)**	(3,641)
Impairment charges	**—**	—	**(5,626)**	—
Non-incremental costs related to successful leases	**(4,034)**	(3,447)	**(6,559)**	(5,603)
General and administrative expenses	**(13,606)**	(13,420)	**(35,369)**	(35,403)
	(10,720)	18,300	**(30,135)**	(2,660)
Operating income	**76,361**	99,161	**135,818**	161,442
Other income (expenses):				
Interest and other income, net	**216**	2,534	**1,611**	5,292
Interest expense	**(22,841)**	(23,510)	**(46,335)**	(45,642)
Loss on debt extinguishment	**(14,972)**	—	**(32,778)**	(13)
Gain on involuntary conversion	**1,283**	—	**1,283**	2,259
Income from continuing operations, before income taxes	**40,047**	78,185	**59,599**	123,338
Income tax benefit (expense)	**150**	(6,616)	**210**	(7,001)
Income from continuing operations	**40,197**	71,569	**59,809**	116,337
Discontinued operations:				
Gain on sale of properties	**23**	99	**71**	254
Income from discontinued operations	**23**	99	**71**	254
Net income	**40,220**	71,668	**59,880**	116,591
Net income attributable to noncontrolling interests	**(400)**	(615)	**(604)**	(987)
Net income attributable to common shareholders	**$ 39,820**	$ 71,053	**$ 59,276**	$ 115,604
Basic net income per common share:				
Continuing operations attributable to common shareholders	**$ 0.11**	$ 0.20	**$ 0.16**	$ 0.32
Diluted net income per common share:				
Continuing operations attributable to common shareholders	**$ 0.11**	$ 0.20	**$ 0.16**	$ 0.32

Duke Realty Corporation and Subsidiaries Consolidated Balance Sheets (Unaudited and in thousands) June 30, December 31, 2020 2019 ASSETS Real estate investments: Real estate assets $ 8,293,907 $ 7,993,377 Construction in progress 584,138 550,926 Investments in and advances to unconsolidated joint ventures 133,795 133,074 Undeveloped land 350,226 254,537 9,362,066 8,931,914 Accumulated depreciation (1,590,546) (1,480,461) Net real estate investments 7,771,520 7,451,453 Real estate investments and other assets held-for-sale — 18,463 Cash and cash equivalents 29,870 110,891 Accounts receivable 16,869 20,349 Straight-line rent receivable 138,251 129,344 Receivables on construction contracts, including retentions 53,769 25,607 Deferred leasing and other costs, net 314,715 320,444 Restricted cash held in escrow for like-kind exchange — 1,673 Notes receivable from property sales — 110,000 Other escrow deposits and other assets 242,015 232,338 $ 8,567,009 $ 8,420,562 LIABILITIES AND EQUITY Indebtedness: Secured debt, net of deferred financing costs $ 50,274 $ 34,023 Unsecured debt, net of deferred financing costs 3,024,912 2,880,742 3,075,186 2,914,765 Liabilities related to real estate investments held-for-sale — 887 Construction payables and amounts due subcontractors, including retentions 111,844 68,840 Accrued real estate taxes 79,204 69,042 Accrued interest 15,450 14,181 Other liabilities 181,978 223,680 Tenant security deposits and prepaid rents 45,931 48,907 Total liabilities 3,509,593 3,340,302 Shareholders' equity: Common shares 3,704 3,680 Additional paid-in capital 5,607,897 5,525,463 Accumulated other comprehensive loss (33,346) (35,036) Distributions in excess of net income (590,435) (475,992) Total shareholders' equity 4,987,820 5,018,115 Noncontrolling interests 69,596 62,145 Total equity 5,057,416 5,080,260 $ 8,567,009 $ 8,420,562

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Three Months Ended June 30,
(Unaudited and in thousands, except per share amounts)

	2020			2019		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	**$ 39,820**			**$ 71,053**		
Less dividends on participating securities	(356)			(388)		
Net income per common share-basic	**39,464**	**368,836**	**$ 0.11**	**70,665**	**359,681**	**$ 0.20**
Add back:						
Noncontrolling interest in earnings of unitholders	356	3,331		621	3,145	
Other potentially dilutive securities	—	406		—	100	
Net income attributable to common shareholders-diluted	**$ 39,820**	**372,573**	**$ 0.11**	**$ 71,286**	**362,926**	**$ 0.20**
Reconciliation to FFO						
Net income attributable to common shareholders	**$ 39,820**	**368,836**		**$ 71,053**	**359,681**	
Adjustments:						
Depreciation and amortization	86,704			83,004		
Depreciation, amortization and other - unconsolidated joint ventures	2,306			2,417		
Gains on sales of properties	(23)			(30,691)		
Gains on land sales	(6,070)			(1,950)		
Income tax (benefit) expense triggered by depreciable property sales	(150)			6,616		
Gains on sales of real estate assets - unconsolidated joint ventures	334			(2,028)		
Noncontrolling interest share of adjustments	(744)			(496)		
NAREIT FFO attributable to common shareholders - basic	**122,177**	**368,836**	**$ 0.33**	**127,925**	**359,681**	**$ 0.36**
Noncontrolling interest in income of unitholders	356	3,331		621	3,145	
Noncontrolling interest share of adjustments	744			496		
Other potentially dilutive securities		1,761			1,763	
NAREIT FFO attributable to common shareholders - diluted	**$ 123,277**	**373,928**	**$ 0.33**	**$ 129,042**	**364,589**	**$ 0.35**
Gain on involuntary conversion	(1,283)			—		
Loss on debt extinguishment	14,972			—		
Non-incremental costs related to successful leases	4,034			3,447		
Overhead restructuring charges	2,063			—		
Core FFO attributable to common shareholders - diluted	**$ 143,063**	**373,928**	**$ 0.38**	**$ 132,489**	**364,589**	**$ 0.36**
AFFO						
Core FFO - diluted	$ 143,063	373,928	$ 0.38	$ 132,489	364,589	$ 0.36
Adjustments:						
Straight-line rental income and expense	(6,314)			(4,852)		
Amortization of above/below market rents and concessions	(1,540)			(1,542)		
Stock based compensation expense	5,387			4,242		
Noncash interest expense	2,237			1,538		
Second generation concessions	(86)			(34)		
Second generation tenant improvements	(3,039)			(2,855)		
Second generation leasing costs	(4,572)			(5,304)		
Building improvements	(481)			(1,508)		
AFFO - diluted	**$ 134,655**	**373,928**		**$ 122,174**	**364,589**

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Six Months Ended June 30,

(Unaudited and in thousands, except per share amounts)

	2020			2019		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	**$ 59,276**			**$ 115,604**		
Less dividends on participating securities	(712)			(777)		
Net income per common share-basic	**58,564**	**368,513**	**$ 0.16**	**114,827**	**359,412**	**$ 0.32**
Add back:						
Noncontrolling interest in earnings of unitholders	526	3,277		1,003	3,105	
Other potentially dilutive securities	—	407		—	98	
Net income attributable to common shareholders-diluted	**$ 59,090**	**372,197**	**$ 0.16**	**115,830**	**362,615**	**$ 0.32**
Reconciliation to FFO						
Net income attributable to common shareholders	**$ 59,276**	**368,513**		**$ 115,604**	**359,412**	
Adjustments:						
Depreciation and amortization	172,063			158,996		
Depreciation, amortization and other - unconsolidated joint ventures	4,500			4,770		
Gains on sales of properties	(9,008)			(30,683)		
Gains on land sales	(6,205)			(2,700)		
Income tax (benefit) expense triggered by depreciable property sales	(210)			7,001		
Impairment Charges	5,626			—		
Gains on sales of real estate assets - unconsolidated joint ventures	308			(4,527)		
Noncontrolling interest share of adjustments	(1,474)			(1,138)		
NAREIT FFO attributable to common shareholders - basic	**224,876**	**368,513**	**$ 0.61**	**247,323**	**359,412**	**$ 0.69**
Noncontrolling interest in income of unitholders	526	3,277		1,003	3,105	
Noncontrolling interest share of adjustments	1,474			1,138		
Other potentially dilutive securities		1,759			1,753	
NAREIT FFO attributable to common shareholders - diluted	**$ 226,876**	**373,549**	**$ 0.61**	**$ 249,464**	**364,270**	**$ 0.68**
Gain on involuntary conversion	(1,283)			(2,259)		
Loss on debt extinguishment	32,778			13		
Non-incremental costs related to successful leases	6,559			5,603		
Overhead restructuring charges	2,063			—		
Core FFO attributable to common shareholders - diluted	**$ 266,993**	**373,549**	**$ 0.71**	**$ 252,821**	**364,270**	**$ 0.69**
AFFO						
Core FFO - diluted	$ 266,993	373,549	$ 0.71	$ 252,821	364,270	$ 0.69
Adjustments:						
Straight-line rental income and expense	(8,138)			(10,784)		
Amortization of above/below market rents and concessions	(4,098)			(2,804)		
Stock based compensation expense	17,599			15,213		
Noncash interest expense	4,433			3,064		
Second generation concessions	(336)			(34)		
Second generation tenant improvements	(6,388)			(5,079)		
Second generation leasing commissions	(8,503)			(8,945)		
Building improvements	(893)			(2,544)		
AFFO - diluted	**$ 260,669**	**373,549**		**$ 240,908**	**364,270**

Duke Realty Corporation and Subsidiaries Reconciliation of Same Property Net Operating Income Growth (Unaudited and in thousands) Three Months Ended June 30, 2020 June 30, 2019 Income from continuing operations before income taxes $ 40,047 $ 78,185 Share of same property NOI from unconsolidated joint ventures 4,677 4,542 Income and expense items not allocated to segments 133,344 85,092 Earnings from service operations (1,731) (730) Properties not included and other adjustments (22,558) (20,621) Same property NOI - Cash Basis $ 153,779 $ 146,468 Percent Change 5.0 % Six Months Ended June 30, 2020 June 30, 2019 Income from continuing operations before income taxes $ 59,599 $ 123,338 Share of same property NOI from unconsolidated joint ventures 9,319 8,986 Income and expense items not allocated to segments 278,090 199,097 Earnings from service operations (2,777) (3,108) Properties not included and other adjustments (38,422) (39,273) Same property NOI - Cash Basis $ 305,809 $ 289,040 Percent Change 5.8 % Duke Realty Corporation and Subsidiaries Reconciliation of 2020 FFO Per Diluted Share Guidance (Unaudited ) Pessimistic Optimistic Net income attributable to common shareholders - diluted $ 0.63 $ 0.87 Depreciation 0.96 0.92 Gains on land and property sales, net of impairment charges (0.26) (0.38) Share of joint venture adjustments 0.02 0.02 NAREIT FFO attributable to common shareholders - diluted $ 1.35 $ 1.43 Loss on debt extinguishment 0.09 0.09 Non-incremental costs related to successful leases 0.04 0.02 Other reconciling items — — Core FFO attributable to common shareholders - diluted $ 1.48 $ 1.54